Exhibit 99.1

GENIUS BRANDS INTERNATIONAL DELIVERS EXCLUSIVE SNEAK PEEK FOR NEW ANIMATED SERIES, “STAN LEE’S SUPERHERO KINDERGARTEN,” WITH INTRODUCTION BY STAR AND CO-EXECUTIVE PRODUCER,

ARNOLD SCHWARZENEGGER

Sneak Peek Weekend Event Sponsored by Award-Winning Toy Company Laser Pegs®, Available Exclusively on Genius Brands’ Kartoon Channel! from January 29th at 12:00pm EST – January 31st at 11:59pm PST

Beverly Hills, CA; January 25, 2021: Genius Brands International, Inc. (“Genius Brands”) (NASDAQ:GNUS) announces a sneak peek event for season one of the Company’s new animated children’s series, Stan Lee’s Superhero Kindergarten, Co-Executive Produced by and starring Arnold Schwarzenegger, which will officially premiere on: Kartoon Channel! in Spring 2021. To download the app, please visit https://linktr.ee/kartoonchannel.

Stan Lee’s Superhero Kindergarten, an action-adventure comedy series, is one of the last creations from the genius mind of the late Stan Lee. The school day at Superhero Kindergarten is a lot like that at any other kindergarten…except these six extraordinary students have a secret… They are superheroes! Rather than powers derived from a radioactive spider bite or gamma rays, these special kids’ powers come from common kindergarten items like white glue, putty, building blocks and yes, even farts (yuck!). And thankfully, they have Arnold Armstrong (AKA Captain Fantastic, the greatest superhero to ever live!) as their teacher (voiced by Arnold Schwarzenegger).

Sponsored by toy company Laser Pegs, the sneak peek weekend event will be preceded by an introduction from Schwarzenegger himself, and will air beginning Friday, January 29th at 12:00pm EST through Sunday, January 31st at 11:59pm PST, exclusively on Kartoon Channel! (to download the app, please visit  https://linktr.ee/kartoonchannel). In addition to content “Brought to you by Laser Pegs,” the toy company will provide prize packs of their unique STEM construction toys for social media promotions across Kartoon Channel! platforms.

Schwarzenegger stated, “I am excited to work with Genius Brands to share a first look at Stan Lee’s Superhero Kindergarten, my first ever animated children’s series coming this spring to the Kartoon Channel! I am especially proud and honored to bring Stan Lee’s vision and one of his last creations to life in this masterful production, sharing positive nuggets of value such as health and fitness tips, inclusivity, diversity, anti-bullying and more.”

Stan Lee’s Superhero Kindergarten is voice directed by John Landis, one of the most successful movie directors of all time, with Steven Banks, former head writer for SpongeBob SquarePants, serving as head writer for the series. Produced by Genius Brands and Stan Lee’s POW! Entertainment in association with Schwarzenegger’s Oak Productions, the series features 26 half-hours for global distribution with Genius Brands concurrently launching a comprehensive retail program. Gill Champion, CEO of Stan Lee’s POW! Entertainment; Andy Heyward, Chairman & CEO of Genius Brands; Schwarzenegger; and Paul Wachter of Main Street Advisors serve as executive producers.

“This unveiling is a special event for Genius Brands, as it represents the culmination of countless of hours of hard work by some of the most proven hit makers in the entertainment industry. Stan Lee, Arnold Schwarzenegger and John Landis, together, have been responsible for billions of dollars of box office revenue from hit movies, series and consumer products, and we have no doubt that more magic will be made with Stan Lee’s Superhero Kindergarten,” commented Andy Heyward, Chairman & CEO of Genius Brands. “We are especially excited to help realize this vision of Stan Lee and look forward to bringing a broad array of truly unique consumer products to retail.

1

About Kartoon Channel! + Kartoon Classroom!

Kartoon Channel! and Kartoon Classroom! are available in over 100 million U.S. television households and over 300 million devices via a broad range of distribution platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple iOS, Android TV, Android Mobile,  Google Play, Xumo, Roku, Tubi, and streaming via KartoonChannel.com, as well as accessible via Samsung Smart TVs, and LGTVs.

The channel offers access to a wide variety of Genius Brands original and acquired family-friendly content, with more added daily, including Babar, Angry Birds, Stan Lee’s Mighty7, Thomas Edison’s Secret Lab, Baby Einstein, Baby Genius, Llama Llama shorts, Warren Buffett’s Secret Millionaires Club, and more. Additionally, Genius Brands has added more family-friendly gaming content, including Minecraft’s Journey to the End and Fairy Horse Quest, and Big B Roblox Challenge from Tankee. Genius Brands will premiere on Kartoon Channel! the upcoming comedy-adventure series, Stan Lee’s Superhero Kindergarten, currently in production and starring Arnold Schwarzenegger, in Q2 2021.

Kartoon Channel! content has been curated through a content code developed in consultation with Stanford University Professor Emeritus Don Roberts, one of the world’s leading researchers of children’s media, to ensure the delivery of positive and purposeful content that is safe for children. The Kartoon Channel! Content Code, under the leadership of Professor Roberts, ensures among other things, there will be no violence, no negative stereotypes, no inappropriate language, no degradation of the environment, and no excess commercialization.

Kartoon Classroom! is an innovative extension of Kartoon Channel! that features relevant and impactful STEAM-based content (science, technology, engineering arts and math), including programming from Genius Brands’ ‘content with a purpose’ library such as Baby Genius (Early Development), Thomas Edison’s Secret Lab (STEM), and Warren Buffett’s Secret Millionaires Club (Financial Literacy). Additionally, Kartoon Classroom! will showcase content from third party creators worldwide, such as Baby Einstein (Early Development), Little Smart Planet (Early Learning), I’m A Dinosaur (Paleontology), Super Geek Heroes (Early Learning), Counting with Earl (Math), Giligilis (Musical Learning), and Out of this Word (English Language). Genius Brands will also develop new original content for the platform.

To stream Kartoon Channel! and Kartoon Classroom! for free, download our app or visit: www.kartoonchannel.com

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! and Kartoon Classroom! are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple iOS, Android TV, Android Mobil,  Google Play, Xumo, Roku, Tubi, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

About Laser Pegs

Laser Pegs offer children and “young” adults a fun alternative to the traditional construction toy by illuminating their surroundings with our patented light bricks and vibrant color combinations. Laser Pegs are unique STEM toys that enhance learning of spatial relations, creative abstract thinking, problem solving and math skills by grouping, and improving hand/eye coordination. Our goal is to encourage innovation, creativity, and excitement while building one set or an entire world of Laser Pegs.

2

Laser Pegs is based in Sarasota, Florida since the company’s inception in 2009. Our dedicated team of dreamers, designers, builders, and innovators work hard every day to ensure that our customers and their families have only the best experiences with their Laser Pegs.

# # #

Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

3